As filed with the Securities and Exchange Commission on May 21, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE WARNACO GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4032739
(State of Incorporation)	(I.R.S. Employer Identification No.)

501 Seventh Avenue
New York, New York 10018
(Address of Principal Executive Offices) (Zip Code)

The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan
(Full Title of the Plan)

Jay L. Dubiner, Esq.
Senior Vice President, General Counsel and Secretary
The Warnaco Group, Inc.
501 Seventh Avenue
New York, New York 10018
(Name and Address of Agent for Service)
(212) 287-8000
(Telephone Number, Including Area Code, of Agent for Service)

With Copy To:
Alan C. Myers, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (3)	Price (3)	Fee
Common stock, par value $0.01 per share	3,400,000 (2)	$28.26	$96,084,000	$5,361.49
Total	3,400,000	$28.26	$96,084,000	$5,361.49

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional shares of common stock which may be issued pursuant to The Warnaco Group, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) as a result of stock splits, stock dividends or similar transactions.

(2)	Represents 3,400,000 additional shares of common stock authorized to be issued under the 2005 Plan. Shares available for issuance under the 2005 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on May 23 , 2005 (Registration No. 333-125159). In addition, on May 19, 2008, the Registrant filed with the Commission a registration statement on Form S-8 (File No. 333-151018) to register the issuance of up to an additional 750,000 shares of Common Stock under the 2005 Plan.

(3)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the offering price is estimated solely for the purpose of calculating the registration fee upon the basis of the average of the high and low prices of the common stock of The Warnaco Group, Inc. on May 20, 2009 as reported on the New York Stock Exchange.

Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2

EXPLANATORY NOTE
     This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on May 23, 2005 (Registration No. 333-125159) and May 19, 2008 (Registration No. 333-151018) with respect to Registrant’s 2005 Stock Incentive Plan.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Jay L. Dubiner, Senior Vice President, General Counsel and Secretary of the Company. As of May 20, 2009, Mr. Dubiner owns 11,154 shares of the Company’s restricted common stock and holds options to acquire an aggregate of 26,500 shares of common stock that have not yet vested. In addition, pursuant to the 2005 Plan, Mr. Dubiner is eligible to receive shares of the Company’s common stock and options to purchase additional shares of common stock.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of The Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4, 2003).*

4.2	Second Amended and Restated Bylaws of The Warnaco Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by The Warnaco Group, Inc. on January 11, 2008).*

4.3
Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof (as described in the Registration Rights Agreement) (incorporated by reference to Exhibit 4.5 to The Warnaco Group, Inc.’s Form 8-K filed February 10, 2003).*

5.1	Opinion of Jay L. Dubiner, Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby. †

23.1	Consent of Jay L. Dubiner, Senior Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm. †

24.1	Powers of attorney (included on signature pages herein).

*	Previously filed.

†	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 21st day of May, 2009.

THE WARNACO GROUP, INC.
By:	/s/ Lawrence R. Rutkowski
Lawrence R. Rutkowski
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Joseph R. Gromek and Jay L. Dubiner, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed herewith, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Joseph R. Gromek Joseph R. Gromek	Director, President and Chief Executive Officer (Principal Executive Officer)	May 21, 2009

/s/ Lawrence R. Rutkowski Lawrence R. Rutkowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2009

/s/ Charles R. Perrin Charles R. Perrin	Non-Executive Chairman of the Board of Directors	May 21, 2009

/s/ David A. Bell David A. Bell	Director	May 21, 2009

/s/ Robert A. Bowman Robert A. Bowman	Director	May 21, 2009

SIGNATURE	TITLE	DATE

/s/ Richard Karl Goeltz Richard Karl Goeltz	Director	May 21, 2009

/s/ Sheila A. Hopkins Sheila A. Hopkins	Director	May 21, 2009

/s/ Nancy A. Reardon Nancy A. Reardon	Director	May 21, 2009

/s/ Donald L. Seeley Donald L. Seeley	Director	May 21, 2009

/s/ Cheryl Nido Turpin Cheryl Nido Turpin	Director	May 21, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of The Warnaco Group, Inc. (incorporated by reference to Exhibit 1 to the Form 8-A/A filed by The Warnaco Group, Inc. on February 4, 2003).*

4.2	Second Amended and Restated Bylaws of The Warnaco Group, Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by The Warnaco Group, Inc. on January 11, 2008).*

4.3
Registration Rights Agreement, dated as of February 4, 2003, among The Warnaco Group, Inc. and certain creditors thereof (as described in the Registration Rights Agreement) (incorporated by reference to Exhibit 4.5 to The Warnaco Group, Inc.’s Form 8-K filed February 10, 2003).*

5.1	Opinion of Jay L. Dubiner, Senior Vice President, General Counsel and Secretary of the Company, regarding the legality of the shares of Common Stock being offered hereby. †

23.1	Consent of Jay L. Dubiner, Senior Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm. †

24.1	Powers of attorney (included on signature pages herein).

*	Previously filed.

†	Filed herewith.